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                                                                    EXHIBIT 10.4

                                                                    ANNUAL AWARD
                                                       NON-EMPLOYEE BOARD MEMBER

                      RESTRICTED STOCK UNIT AWARD AGREEMENT

Dear ___________________:

     Broadcom Corporation (the "Corporation") is pleased to inform you that you have been awarded Restricted Stock Units (the "Units") under the Corporation's 1998 Stock Incentive Plan, as amended and restated (the "Plan"). The Units will entitle you to receive shares of the Corporation's Class A common stock (the "Common Stock") in a series of quarterly installments over your period of continued service as a member of the Corporation's Board of Directors.

     The Units are a non-voting bookkeeping device used under the Plan solely to determine the share issuances eventually to be made to you as and when the Units vest. Each Unit represents the right to receive one share of Common Stock on the applicable vesting date of that Unit. Unlike a typical stock option grant, the shares will be issued to you for your continued service as a Board member over the vesting period, without any cash payment required from you.

     Capitalized terms not otherwise defined in the body of this Agreement shall have the meaning assigned to them in the attached Appendix.

     This Agreement sets forth the number of Units and underlying number of shares of Common Stock subject to your award, the applicable vesting schedule for those Units and underlying shares, the dates on which your vested shares will be issued to you and the remaining terms and conditions governing your award (the "Award").

Award Date:                         _____________________, 200_

Number of Units Subject to Award:   5,000 units representing an equal number of
                                    shares of Common Stock (the "Shares")

Vesting Schedule:                   The Units will vest in four (4) successive
                                    equal quarterly installments over your
                                    period of continued Board service as
                                    follows: (i) the first three such quarterly
                                    vesting dates will occur on August 5, 200_,
                                    November 5, 200_ and February 5, 200_ and
                                    (ii) the final quarterly vesting date will
                                    occur upon your continuation in Board
                                    service through the earlier of May 5, 200_
                                    or the day immediately preceding the date of
                                    the first annual meeting of the
                                    Corporation's shareholders following the
                                    Award Date. The Units will also be subject
                                    to accelerated vesting in accordance with
                                    the applicable provisions of Paragraphs 1
                                    and 6 below.

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
Issuance Schedule:                  The Shares will be issued immediately as the
                                    Units vest incrementally in accordance with
                                    the foregoing Vesting Schedule.

Other important features of your Award are as follows:

     1. FORFEITABILITY. The vesting schedule requires your continued service as a Board member over the applicable vesting schedule as a condition to the vesting of your Units and the rights and benefits under this Agreement. Service as a Board member for only a portion of a quarterly vesting period, even if a substantial portion, will not entitle you to any proportionate vesting of the Shares allocated to that quarter or avoid or mitigate the forfeiture of your Shares that will occur upon the cessation of your service as a Board member prior to vesting in those Shares. However, all the Shares subject to your Award will vest in full and become immediately issuable should your service as a Board member terminate by reason of your death or Permanent Disability.

          Should you cease to serve as a Board member prior to vesting in all the Units subject to your Award, your Award will be cancelled with respect to those unvested Units (and the underlying Shares) on the first date you are no longer a Board member, and you will cease to have any right or entitlement to receive any Shares under those cancelled Units.

     2. TRANSFERABILITY. Prior to your actual receipt of the Shares in which you vest under your Award, you may not transfer any interest in your Award, your Units or the underlying Shares or pledge or otherwise hedge the sale of those Units or Shares, including (without limitation) any short sale or any acquisition or disposition of any put or call option or other instrument tied to the value of those Shares. However, your right to receive any Shares which have vested under your Units at or prior to your death but which remain unissued at the time of your death may be transferred pursuant to the provisions of your will or trust or the laws of inheritance or to your designated beneficiary following your death. You may also direct the Corporation to issue the stock certificates for any Shares which in fact vest and become issuable under your Award to one or more designated family members or a trust established for yourself and/or your family members. You may make such a beneficiary designation or certificate directive at any time by filing the appropriate form with the Plan Administrator or its designee.

     3. SHAREHOLDER RIGHTS. The Units create no fiduciary duty to you, and shall create only a contractual obligation on the part of the Corporation to issue Shares, subject to vesting and other terms and conditions of this Agreement and the Plan. The Units shall not be treated as property or as a trust fund of any kind.

          You will not have any shareholder rights, including voting rights or dividend rights, with respect to the Shares subject to your Award until you become the record holder of those Shares upon their actual issuance to you following the Corporation's collection of any applicable withholding taxes. Except as otherwise provided in Paragraph 4, no adjustments

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will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate evidencing the shares.

          Issuance of the underlying Shares upon the vesting of the corresponding Units shall be in complete satisfaction of such vested Units.

     4. ADJUSTMENTS. Should any change be made to the Common Stock subject to your Award by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments will be made to the number and/or class of securities issuable hereunder and the number and/or class of securities that vest pursuant to the Vesting Schedule set forth above.

     5. FEDERAL INCOME TAXATION. You will recognize ordinary income for federal income tax purposes on each date the Shares subject to your Award vest, whether pursuant to the normal Vesting Schedule above or the special acceleration provisions of Paragraph 1 or Paragraph 6 of this Agreement. The amount of your taxable income on each such vesting date will be equal to the Fair Market Value per share of Common Stock on that date times the number of Shares in which you vest on that date.

     6. CHANGE IN CONTROL/HOSTILE TAKE-OVER. Should a Change in Control transaction or a Hostile Take-Over occur during your period of service as a Board member, any Units at the time subject to your Award will vest immediately prior to the consummation of the Change in Control or Hostile Take-Over. The Shares subject to those vested Units will be issued immediately (or otherwise converted into the right to receive the same consideration per share of Common Stock payable to the other shareholders of the Corporation in consummation of the Change in Control, if applicable).

     7. SECURITIES LAW COMPLIANCE. The Corporation will use its reasonable commercial efforts to assure that all Shares issued pursuant to this Agreement are registered under the federal securities laws. However, no Shares will be issued pursuant to your Award if such issuance would otherwise constitute a violation of any applicable federal or state securities laws or regulations or the requirements of the NASDAQ National Market or any Stock Exchange on which the Common Stock may then be listed. The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance of any Shares hereunder shall defer the Corporation's obligation with respect to the issuance of such Shares until such approval shall have been obtained.

     8. TRANSFER RESTRICTION. None of the issued Shares may be sold or transferred in contravention of (i) any market blackout periods the Corporation may impose from time to time or (ii) the Corporation's insider trading policies to the extent applicable to you from time to time.

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     9. BENEFIT LIMIT. In the event the accelerated vesting and issuance of the
Shares subject to your Award would otherwise constitute a parachute payment under Code Section 280G, the accelerated vesting and issuance of those Shares shall be subject to reduction to the extent necessary to assure that the number of Shares which vest and are issued to you on such accelerated basis will be limited to the greater of (i) the number of Shares which can vest and be issued on such an accelerated basis without triggering a parachute payment under Code
Section 280G or (ii) the maximum number of Shares which can vest and be issued on such accelerated basis to provide you with the greatest after-tax amount of such accelerated vesting and issuance of the Shares subject to your Award after taking into account any excise tax you incur under Code Section 4999 with respect to those accelerated Shares and any other benefits or payments to which you may be entitled in connection with any change in control or ownership of the Corporation.

     10. NOTICE. Any notice to be given or delivered to the Corporation relating to this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice to be given or delivered to you relating to this Agreement shall be in writing and addressed to you at the address indicated below your signature line on the last page of this Agreement or such other address of which you later advise the Corporation in writing. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

     11. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and upon you and the legal representatives, heirs and the legatees of your estate.

     12. CONSTRUCTION. This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. The Plan Administrator shall have the discretionary authority to interpret and construe any term or provision of the Plan or this Agreement, and such interpretation shall be binding on all persons having an interest in the Award.

     13. GOVERNING LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

     14. NO IMPAIRMENT OF RIGHTS. This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets. In addition, this Agreement shall not in any way be construed or interpreted so as to affect adversely or otherwise impair the right of the Corporation or its shareholders to remove you from the Board at any time in accordance with the provisions of applicable law.

     15. MANDATORY ARBITRATION. ANY AND ALL DISPUTES OR CONTROVERSIES BETWEEN YOU AND THE CORPORATION ARISING OUT OF, RELATING TO OR OTHERWISE CONNECTED WITH THIS AGREEMENT

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OR THE AWARD OF RESTRICTED STOCK UNITS EVIDENCED HEREBY OR THE VALIDITY,
CONSTRUCTION, PERFORMANCE OR TERMINATION OF THIS AGREEMENT SHALL BE SETTLED EXCLUSIVELY BY BINDING ARBITRATION TO BE HELD IN ORANGE COUNTY. THE ARBITRATION PROCEEDINGS SHALL BE GOVERNED BY (I) THE NATIONAL RULES FOR THE RESOLUTION OF EMPLOYMENT DISPUTES THEN IN EFFECT OF THE AMERICAN ARBITRATION ASSOCIATION AND
(II) THE FEDERAL ARBITRATION ACT. THE ARBITRATOR SHALL HAVE THE SAME, BUT NO GREATER, REMEDIAL AUTHORITY AS WOULD A COURT HEARING THE SAME DISPUTE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE AND BINDING ON THE PARTIES TO THE ARBITRATION AND SHALL BE IN LIEU OF THE RIGHTS THOSE PARTIES MAY OTHERWISE HAVE TO A JURY TRIAL; PROVIDED, HOWEVER, THAT SUCH DECISION SHALL BE SUBJECT TO CORRECTION, CONFIRMATION OR VACATION IN ACCORDANCE WITH THE PROVISIONS AND STANDARDS OF APPLICABLE LAW GOVERNING THE JUDICIAL REVIEW OF ARBITRATION AWARDS. THE PREVAILING PARTY IN SUCH ARBITRATION, AS DETERMINED BY THE ARBITRATOR, AND IN ANY ENFORCEMENT OR OTHER COURT PROCEEDINGS, SHALL BE ENTITLED, TO THE EXTENT PERMITTED BY LAW, TO REIMBURSEMENT FROM THE OTHER PARTY FOR ALL OF THE PREVAILING PARTY'S COSTS, EXPENSES AND ATTORNEY'S FEES; PROVIDED, HOWEVER, IF THE CORPORATION IS NOT THE PREVAILING PARTY, THE ARBITRATOR'S COMPENSATION, FEES AND COSTS SHALL BE PAID BY THE CORPORATION IF SUCH COMPENSATION, FEES AND COSTS ARE REQUIRED TO BE PAID BY THE CORPORATION IN ACCORDANCE WITH APPLICABLE LAW. JUDGMENT SHALL BE ENTERED ON THE ARBITRATOR'S DECISION IN ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER OF SUCH DISPUTE OR CONTROVERSY. NOTWITHSTANDING THE FOREGOING, EITHER PARTY MAY IN AN APPROPRIATE MATTER APPLY TO A COURT PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1281.8, OR ANY COMPARABLE STATUTORY PROVISION OR COMMON LAW PRINCIPLE, FOR PROVISIONAL RELIEF, INCLUDING A TEMPORARY RESTRAINING ORDER OR A PRELIMINARY INJUNCTION. TO THE EXTENT PERMITTED BY LAW, THE PROCEEDINGS AND RESULTS, INCLUDING THE ARBITRATOR'S DECISION, SHALL BE KEPT CONFIDENTIAL.

     16. REMAINING TERMS. The remaining terms and conditions of your Award are governed by the Plan, and your Award is also subject to all interpretations, amendments, rules and regulations that may from time to time be adopted under the Plan. The official prospectus summarizing the principal features of the Plan is provided with this Agreement.

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     Please review the prospectus carefully so that you fully understand your rights and benefits under your Award and the limitations, restrictions and vesting provisions applicable to the Award. In the event of any conflict between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall be controlling.

     Please execute the Acknowledgment section below to indicate your acceptance of the terms and conditions of your Award.

                                        Broadcom Corporation


                                        BY:
                                            ------------------------------------
                                        TITLE:
                                               ---------------------------------

                                 ACKNOWLEDGMENT

     I hereby acknowledge reading and understanding the prospectus for the Plan and this Agreement. I further acknowledge and accept the foregoing terms and conditions of the Restricted Stock Unit award evidenced hereby. I also acknowledge and agree that the foregoing sets forth the entire understanding between the Corporation and me regarding my entitlement to receive the shares of the Corporation's Class A common stock subject to such award and supersedes all prior oral and written agreements on that subject.


                                        SIGNATURE:
                                                   -----------------------------
                                        ADDRESS:
                                                 -------------------------------

                                                 -------------------------------
                                        DATED: ____________, ___


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                                    APPENDIX

     The following definitions shall be in effect under the Agreement:

     AGREEMENT shall mean this Restricted Stock Unit Agreement.

     BOARD shall mean the Corporation's Board of Directors.

     CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

          (i) a shareholder-approved merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

          (ii) a shareholder-approved sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation, or

          (iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's shareholders.

     CODE shall mean the Internal Revenue Code of 1986, as amended.

     COMMON STOCK shall mean the Corporation's Class A Common Stock.

     CORPORATION shall mean Broadcom Corporation, a California corporation, and any corporate successor to all or substantially all of the assets or voting stock of Broadcom Corporation, which shall by appropriate action adopt the Plan.

     FAIR MARKET VALUE shall mean the fair market value per share of Common Stock determined in accordance with the following provisions:

          (i) If the Common Stock is at the time traded on the NASDAQ National Market, the Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after-hours trading begins) on the NASDAQ National Market on the date in question, as such price is reported by the National Association of Securities Dealers. If there is no closing selling price for the Common Stock on the date in question, the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

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          (ii) If the Common Stock is at the time listed on any Stock Exchange, the Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after-hours trading begins) on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     HOSTILE TAKE-OVER shall mean either of the following events effecting a change in control or ownership of the Corporation:

          (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's shareholders which the Board does not recommend such shareholders to accept, or

          (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, comprising individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

     PERMANENT DISABILITY shall mean your inability to perform your usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve
(12) months or more.

     PLAN ADMINISTRATOR shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

     STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.